Exhibit 99.1

The expenses to be incurred by Consumers Energy Company relating to the offering of $500,000,000 principal amount of its 4.50% First Mortgage Bonds due 2031, and $625,000,000 principal amount of its 5.05% First Mortgage Bonds due 2035, under Consumers Energy Company’s Registration Statement on Form S-3 (Registration No. 333-270060-01) and a related prospectus supplement filed with the Securities and Exchange Commission and dated April 28, 2025 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$171,864
Services of Independent Registered Public Accounting Firms	75,000
Trustee Fees and Expenses	25,300
Legal Fees and Expenses	75,000
Rating Agency Fees	1,661,000
Printing and Delivery Expenses	15,000
Miscellaneous Expenses	15,000
Total	$2,038,164